EXHIBIT 23.1

CONSENT OF INDEPENDENT REGISTERED PUBLIC ACCOUNTING FIRM

We consent to the incorporation by reference in Post-Effective Amendment No. 1 to Registration Statement No. 333-60151, Post-Effective Amendment No. 1 to Registration Statement No. 333-82035, Post-Effective Amendment No. 3 to Registration Statement No. 333-04505, Post-Effective Amendment No. 6 to Registration Statement No. 33-84578, and Registration Statement No. 333-124296 of AK Steel Holding Corporation (the “Company”) on Form S-8 of our reports dated February 24, 2009 relating to the financial statements and financial statement schedule of the Company (which report expresses an unqualified opinion and includes an explanatory paragraph relating to the  Company’s adoption of the provisions of Financial Accounting Standards Board Interpretation No. 48, Accounting for Uncertainty in Income Taxes, on January 1, 2007), and the effectiveness of the Company’s internal control over financial reporting, appearing in this Annual Report on Form 10-K of the Company for the year ended December 31, 2008.

/s/ DELOITTE & TOUCHE LLP

Cincinnati, Ohio
February 24, 2009